FOR IMMEDIATE RELEASE
Joby Aviation Announces Closing of $250 Million Investment
Santa Cruz, CA, May 27, 2025 – Joby Aviation, Inc. (Joby; NYSE: JOBY), a company developing electric air taxis for commercial passenger service, announced the successful closing of the first $250 million tranche of a previously announced strategic investment from Toyota Motor Corporation. The funding marks a significant milestone in strengthening the long-term collaboration between the two companies and supports their shared vision for the future of air mobility.
The investment is aimed at supporting certification and commercial production of Joby’s electric air taxi. This underscores the mutual commitment to deepening integration and delivering next generation travel to global markets. This investment also puts the two companies a step closer toward a strategic manufacturing alliance.
“We’re already seeing the benefit of working with Toyota in streamlining manufacturing processes and optimizing design,” said JoeBen Bevirt, founder and CEO of Joby. “This is an important next step in our alliance with Toyota to scale the promise of electric flight. With this capital and Toyota’s legendary production expertise, we’re enhancing our ability to scale cutting-edge design and manufacturing to meet the demands of our partners and customers.”
“This milestone further cements the collaboration and alignment between our two companies,” said Tetsuo “Ted” Ogawa, CEO of Toyota North America. “Our investment in Joby reflects our shared dream of mobility for all and our commitment to achieving a future of air mobility.”
###
About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing; our business plan, objectives, goals and market opportunity; and plans for, and potential benefits of, our strategic partnerships, including our strategic manufacturing alliance with Toyota. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; our ability to satisfy the closing conditions, including the negotiation of certain agreements and required shareholder approvals, required to receive the second tranche of the investment from Toyota on the expected timelines or at all; complexities related to obtaining certification and operating in foreign markets; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025, and in future filings and other reports we file with or furnish to the SEC. Any such forward looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Media Contacts:
Charles Stewart
press@jobyaviation.com
Aaron Fowles
aaron.fowles@toyota.com
469-292-1097